UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has adopted a different arrangement with respect to long-term compensation awards for executives that would typically have been granted in December 2013.  The Company’s practice has been to award restricted stock pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”) to the Company’s principal executive officer, principal financial officer and named executive officers valued on the grant date at a multiple of the executive’s then current salary, which in 2012 was 300% of current salary for the principal executive officer, and 150% of salary for the principal financial officer and named executive officers.

On December 19, 2013, the Company made the following grants of restricted stock pursuant to the Plan, vesting ratably on the first, second and third anniversaries of the grant date: 105,000 shares for Jeffrey G. Clevenger (principal executive officer), 125,000 shares for Robert Vogels (principal financial officer), 125,000 shares for Warren Rehn (named executive officer) and 130,000 shares for Deborah Friedman (named executive officer).  These restricted stock grants range in value on the grant date from $46,200 to $57,200, and represent a range of from 9.2% to 32.7% of current salary (before the temporary salary reduction referred to below) and 3.4% to 24.7% of the value of long-term incentive awards made in 2012.  The grants made to each executive are in addition to grants previously made in connection with a June 1, 2013 temporary salary reduction.  Please see the Company’s Current Report on Form 8-K filed on May 28, 2013 for information regarding the previous grants.

Also on December 19, 2013, the Company established a program under which awards of restricted stock pursuant to the Plan, or of units (“Units”) pursuant to the Company’s 2013 Key Employee Long-Term Incentive Plan (“KELTIP”), may be made to the four executives identified in the preceding paragraph based upon the achievement of performance against objectives established by the Company’s Compensation Committee of its Board of Directors.  Awards will be based on the Compensation Committee’s evaluation of performance against objectives and total awards granted under this program may range in value on the grant date(s) from 0% to 200% of the target award.  The target awards have been reduced significantly from prior target awards and are based on multiples of base salary (before the temporary reduction), with the total target award for Mr. Clevenger at 100% of base salary, or $500,000, and the total target awards for the other executives at 50% of base salary, or $135,000 for Mr. Vogels, $140,000 for Mr. Rehn, and $87,500 for Ms. Friedman.  Vesting and payout terms of the awards will be determined by the Compensation Committee when the awards are granted.  The Company anticipates that awards, if any, made under this program will be made during 2014.  Please see the Company’s Current Report on Form 8-K filed on December 18, 2013 for information regarding the KELTIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2013

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer